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                                                                   Exhibit 10.10

                                 OFFICE BUILDING
                                 LEASE AGREEMENT


         THIS LEASE, made as of the 25th day of April, 1990, by and between MANN ENTERPRISES, hereinafter referred to as "LESSOR," and SOUTH FLORIDA BANK, INC., hereinafter referred to as "LESSEE";

         WITNESSETH:

         For and in consideration of the rents, covenants, agreements and conditions hereinafter reserved, made and entered into on the part of the Lessee to be paid, performed, and observed, it is hereby stipulated, covenanted and agreed by and between the Lessor and the Lessee as follows:

         1. That Lessor does hereby let, demise and lease to the Lessee, and the Lessee does hereby hire and take from the Lessor that certain office space hereinafter identified as:

         2029-2031 McGregor Boulevard, Fort Myers, Florida, 33901, hereinafter sometimes referred to as the "Building," and said space being further described and identified as: approximately 4,495 square feet; one story with adjacent parking;

and being hereinafter sometimes referred to as the "premises," said lease to be for the term of:

         72 months, commencing on the 1st day of May, 1990,

Yielding and paying therefore, during the term aforesaid, the minimum monthly rental according to the following schedule:

         from May 1, 1990 through September 30, 1990, $7.50 per square foot annually for 1,570 square feet or NINE HUNDRED EIGHTY ONE AND 25/100 DOLLARS, (981.25) per month thereafter from October 1, 1990 through April 30, 1991, $7.50 per square foot annually for 4,495 square feet or TWO THOUSAND EIGHT HUNDRED NINE AND 37/100 DOLLARS, ($2,809.37) per month thereafter from May 1, 1991 through April 30, 1992 $8.02 per square foot annually for 4,495 square feet or THREE THOUSAND FOUR AND 16/100 DOLLARS, ($3,004.16) per month thereafter from May 1, 1992 through April 20, 1993 $8.58 per square foot annually for 4,495 square feet or THREE THOUSAND TWO HUNDRED THIRTEEN AND 92/100 DOLLARS, (3,213.92) per month thereafter for the remaining thirty six (36) months, on the annual anniversary date of May 1 each year, beginning May 1, 1993 the rent amount shall be adjusted according to the United States Federal Government's Consumer Price Index for the last full calendar year, applied to the immediately preceding year's cost per foot rate, each, on the first day of every month of said term in advance, without demand, and without regard to any right of setoff, counterclaim or deduction, plus


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applicable Florida State Taxes, at the office of and made payable to:

                                MANN ENTERPRISES
                               2940 HANSON STREET
                              FORT MYERS, FL 33901
                                   (334-3742)

         2. No structural changes, alterations, improvements, or additions to the demised premises shall be made to or upon said premises or any part thereof without the written consent of the Lessor being first had and obtained. All structural changes, alterations, additions and improvements made or placed in or upon the demised premises by the Lessor or the Lessee, and which by operation of law would become a part of the real estate, shall immediately upon being made or placed thereon become the property of the Lessor and shall remain upon and be surrendered with the demised premises as a part thereof, at the termination, by lapse of time or otherwise, of the term herein granted.

         3. The Lessor agrees to furnish in connection with the demised premises, at its own cost and expense the following: external maintenance to the yard and/or Building, including the roof.

         4. Lessee shall be responsible for other services, i.e. electricity, water, janitorial services, replacement of light bulbs, fluorescent tubes, ballasts, motors, plumbing, or other items considered normal maintenance. Lessor shall reimburse Lessee for one half (1/2) the cost of any air conditioning compressor should total replacement thereof be required during the term of this lease.

         5. The Lessee agrees that all personal property in the premises demised hereunder shall be at the risk of the Lessee only, and the Lessor shall not be liable for any damage to any personal property in or upon said premises or the building of which said premises are a part.

         6. The Lessee shall not assign, mortgage, hypothecate or otherwise encumber this Lease or the leasehold interest granted hereby, or any interest therein, or permit the use of the premises or any part thereof by any person or persons other than the Lessee, or sublet the premises, or any part thereof, without the written consent of the Lessor, and such consent would not be unreasonably withheld.

         7. The Lessee shall take good care of the premises hereby demised and shall, at the Lessee's own cost and expenses, make all routine repairs to the same which are occasioned by the Lessee's use and occupancy thereof, and at the end or other expiration of the term of this Lease, Lessee shall deliver up the demised premises in the same condition as received, ordinary wear and tear by normal use thereof excepted, and excepting also any building modification agreed to under Section 2 above.

         8. The Lessee agrees that the Lessor, or its officers, agents, servants, and employees, may enter said premises at any hour in an emergency to protect the same against elements or accidents and other times as reasonable need for inspection occurs, said other times being with reasonable notice to the Lessee and pursuant any State or Federal requirements.

         9. In the event of any increase after the commencement of the Lease of real estate taxes, due to millage or assessment increases, payable by Lessor in respect to the land or improvements of which premises are a part, over the amount of 1989 taxes, such increase in taxes shall be paid by the Lessee proportionately as the square footage occupied bears to the total rentable


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square footage of the Building of which the premises forms a part. Lessor shall notify Lessee of any such increase in taxes, and shall indicate in such notice the amount of Lessee's pro rata share of same. Any such annual increase shall be payable divided in equal amounts over the next twelve (12) months after Lessee's receipt of the notice. For the purposes of computation under this paragraph the total rentable building square footage if 7,455 square feet.

         10. If Lessee becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Lessee, then Lessor may terminate this Lease at the option of Lessor. Notwithstanding any other provisions contained in the lease, in the event the Lessee is closed or taken over by the banking authority of the State of Florida, or other bank supervisory authority, the Lessor may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the lease. Provided, that in the event this lease is terminated, the maximum claim of Lessor for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Lessor, or the date of re-entry of the Lessor, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

         11. Permission is hereby granted for Lessee to remove and renovate at their expense, the rear of the southernmost portion of the building but not more than 1,450 square feet. Lessee hereby agrees to reconstruct or relocate any bathroom facilities lost in said partial building removal in a nearby section of the remaining building, or expand remaining bathrooms to provide for those lost, in accordance with the reasonable design requirements of Lessor.

         12. Option to renew this lease for four (4) additional years is hereby granted. Rent charged for the first additional annual period shall be adjusted for that year, and again each following year, based upon an increase in the preceding year's rent of 7% or the Federal Consumer Price Index, as previously applied in this lease, whichever is greater.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this lease as of the day and year first above written.

WITNESS:


/s/ Barbara A. Persons                                  /s/ Franklin B. Mann
-----------------------                                 -----------------------
As to Lessor                                            Franklin B. Mann
                                                        Managing Partner
                                                        Mann Enterprises


                            SOUTH FLORIDA BANK, INC.


/s/ Barbara A. Persons                                   /s/ Jerry Hussey
-----------------------                                 -----------------------
As of Lessee                                             BY:  Jerry Hussey
                                                         Chief Executive Officer



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                                                          Exhibit 10.10 (cont'd)


                  AMENDMENT TO OFFICE BUILDING LEASE AGREEMENT


         THIS AMENDMENT dated the 27th day of June, 1996, amends that certain Office Building Lease Agreement dated April 25, 1990, ("LEASE") by and between MANN ENTERPRISES ("LESSOR") and SOUTH FLORIDA BANK, INC., ("LESSEE").


                                    RECITALS:

         NOW THEREFORE, in exchange for good and valuable consideration hereby acknowledged as received, LESSOR and LESSEE agree as follows:

         1. LESSEE has paid LESSOR all rents due under the LEASE, including sales tax and CPI rental increases, through June, 1996.

         2. The square footage described in line 6 of paragraph 1 of the LEASE is modified from 4,495 square feet to 4,095 square feet.

         3. Term. The term of the LEASE is extended and the new term is for three years beginning May 1, 1996, and extending through April 30, 1999. The rental amounts, including an annual rental increase of three percent (3%), are as follows:

                  May 1, 1996 -                      $1,800.00 per month
                  April 30, 1997                     ($21,600.00 per year),
                                                     plus sales tax

                  May 1, 1997 -                      $1,854.00 per month
                  April 30, 1998                     ($22,248.00 per year),
                                                     plus sales tax

                  May 1, 1998 -                      $1,909.62 per month
                  April 30, 1999                     ($22,915.44 per year),
                                                     plus sales tax

         4. Renewal. LESSEE may renew for up to two additional terms of three years, by giving written notice to LESSOR of its intent to renew prior to the completion of the initial term, or first renewal term, as the case may be. During the renewal term or terms, the rental amount shall be negotiated between LESSOR and LESSEE prior to execution of the renewal. In any event, LESSEE shall retain the right of first refusal regarding the additional terms stated herein.

         5. Paragraph 2 of the LEASE is amended to include the sentence: "Such consent will not be unreasonably withheld." following the first sentence that ends on line 3.











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         6.  Paragraph 12 of the LEASE is deleted.

         7. All provision of the LEASE, except as modified by this Amendment, remain in full force and effect.


         IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Amendment to LEASE as of the day and year first above written.


Witnesses:

  /s/ Deborah Morphy                              LESSOR:
---------------------------
1st Witness
Print Name: Deborah Morphy                        MANN ENTERPRISES

  /s/ Venita Prescott                             By: /s/ Franklin B. Mann
---------------------------                          ----------------------
2nd Witness                                             Franklin B. Mann
Print Name: Venita Prescott                             Manager Partner


  /s/ Judith A. Bentley                           LESSEE:
---------------------------
1st Witness
Print Name: Judith A. Bentley                     SOUTH FLORIDA BANK, INC.

/s/ Suzanne F. Hughes                             By:  /s/ Harold S. Taylor, Jr.
---------------------------                             ----------------------
2nd Witness                                               Harold S. Taylor, Jr.
Print Name: Suzanne F. Hughes                           Executive Vice President